Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENERGY TRANSFER EQUITY, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), as heretofore amended, pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1.    The name of the limited partnership is Energy Transfer Equity, L.P.

2.    The certificate of limited partnership of the Partnership is hereby amended by deleting Paragraph 1 in its entirety and replacing it with the following new Paragraph:

“1.    Name. The name of the limited partnership is:

“Energy Transfer LP”

3.    This Certificate of Amendment shall become effective at 8:01 AM, Eastern Time, on October 19, 2018.

[ Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has duly executed this Certificate of Amendment to Certificate of Limited Partnership of the Partnership.

GENERAL PARTNER:

LE GP, LLC

By:	/s/ John W. McReynolds
Name:	John W. McReynolds
Title:	President

SIGNATURE PAGE TO

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

ENERGY TRANSFER EQUITY, L.P.